UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2005

The Reynolds and Reynolds Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-10147	31-0421120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Reynolds Way, Dayton, Ohio		45430
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	937-485-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below in Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Reynolds and Reynolds Company announced today that Mr. Finbarr J. O'Neill will join the company as President and Chief Executive Officer. Mr. O’Neill comes to Reynolds from Mitsubishi Motors North America, where he has served as president and CEO since 2003. From 1985 until 2003, O’Neill served in a variety of executive positions with Hyundai Motor America, including CEO from 1998 until 2003.

Under the terms of a three year employment agreement, Mr. O’Neill will receive a base salary of at least $750,000 per year, which amount will be reviewed by the Compensation Committee of the Board of Directors annually. He will be eligible for an annual bonus based upon certain corporate and personal performance objectives, with a target of 70% of his base salary and a maximum bonus of 140% of base salary. For the period ending on September 30, 2005, Mr. O’Neill will receive a guaranteed bonus of at least $393,750. On the effective date of his appointment, Mr. O’Neill will receive a signing bonus of $200,000, options to purchase 300,000 shares of Class A common stock of the Company with a vesting schedule of 33.3% per year and a restricted stock award of 70,000 shares of which 35,000 are time-based and vest three years from the effective date of hire and 35,000 of which are based on the revenue growth performance of the company against the Standard & Poor’s Mid-cap 400. Mr. O’Neill will also be entitled to participate in a supplemental executive retirement plan pursuant to which he will receive an annual retirement benefit equal to the sum of (i) 4% of the average of base salary and annual bonus for three consecutive years of the past five consecutive years (ii) multiplied by the number of years of service.

Mr. Philip A. Odeen, who has served as Chairman and Acting Chief Executive Officer since July 2004, will resign his position as Acting Chief Executive Officer upon Mr. O'Neill's effective date of employment. Mr. Odeen will remain as Chairman.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Reynolds and Reynolds Company

January 4, 2005	By:	Douglas M. Ventura

Name: Douglas M. Ventura
Title: Executive Vice President of Operations, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 4, 2005